                        DEFERRED COMPENSATION AGREEMENT
                        -------------------------------

          AGREEMENT, made on this___ day of___________, by and between Morgan Grenfell Investment Trust (the "Trust") with its principal place of business located at One South Street, Baltimore, MD 21202 and
___________________________________________(the "Trustee"), residing at_______________________________________________.

          WHEREAS, the Trustee serves as a Trustee of the Trust; and

          WHEREAS, the Trust and the Trustee desire to enter into an additional agreement whereby the Trust will provide to the Trustee a vehicle under which he or she can defer receipt of service fees payable by the Trust;

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Trust and the Trustee hereby agree as follows:

1.   DEFINITION OF TERMS AND CONSTRUCTION
     ------------------------------------

     1.1  Definitions.  Unless a different meaning is plainly required by the
          -----------
context, the following terms as used in this Agreement shall have the following meanings:

          (a)  "Beneficiary" shall mean such person or persons designated
                -----------
pursuant to Section 4.3 hereof to receive benefits after the death of the Trustee.

          (b)  "Board" shall mean the Board of Trustees of the Trust.
                -----

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended
                ----
from time to time, or any successor thereto.

          (d)  "Compensation" shall mean the amounts paid by the Trust to the
                ------------
Trustee for his or her services as Trustee of the Trust during a Deferral Year prior to reduction as a result of Compensation Deferrals made pursuant to this Agreement.

          (e)  "Compensation Deferral" shall mean the amount or amounts of
                ---------------------
Compensation deferred by the Trustee in accordance with the provisions of
Section 3 of this Agreement.

          (f)  "Deferral Accounts" shall mean the bookkeeping accounts
                -----------------
maintained by each of the Trust's funds (the "Funds") to reflect Compensation Deferrals made pursuant to Section 3 hereof and any other credits or debits thereto in accordance with the terms of this Agreement.

          (g)  "Deferral Year" shall mean each calendar year during which
                -------------
the Trustee makes, or is entitled to make, Compensation Deferrals under Section 3 hereof.

          (h)  "Valuation Date" shall mean the last business day of each
                --------------
calendar year and any other day upon which the Funds make valuations of the Deferral Accounts.

     1.2  Headings. The headings and sub-headings in this Agreement are inserted
          --------
for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

2.   PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED
     --------------------------------------------------------

     2.1  Commencement of Compensation Deferrals. The Trustee may elect, on a
          --------------------------------------
form provided by, and submitted to, the Treasurer of the Trust, to commence Compensation Deferrals under Section 3 hereof for the period beginning on the later of (i) the date this Agreement is executed or (ii) the date such form is submitted to the Treasurer of the Trust.

     2.2  Termination of Deferrals. The Trustee shall not be eligible to make
          ------------------------
Compensation Deferrals under this Agreement after the earliest of the following dates:

          (a) The date on which he or she ceases to serve as a trustee of the Trust; or

          (b)  The effective date of the termination of this Agreement.

3.   COMPENSATION DEFERRALS
     ----------------------

     3.1  Compensation Deferral Elections.
          -------------------------------

          (a) On or prior to the first day of any Deferral Year, the Trustee may elect, on the form described in Section 2.1 hereof, to defer the receipt of all or part of the Compensation he or she receives from the Trust for such Deferral Year. Such writing shall set forth the amount of such Compensation Deferral (in whole percentage amounts). Such election shall continue in effect for all subsequent Deferral Years unless it is canceled or modified as provided below.

          (b) Compensation Deferrals shall be withheld from each payment of Compensation by the Trust to the Trustee based upon the percentage amount elected by him or her under Section 3.1(a) hereof.

          (c) The Trustee may cancel or modify the amount of his Compensation Deferrals (within the parameters set forth under Section 3.1(a) hereof) on a prospective basis by submitting to the Treasurer of the Trust a revised Compensation Deferral election form. Such change will be effective as of the date of the next deferral following the date such revision is submitted to the Treasurer of the Trust.

     3.2  Valuation of Deferral Account.
          -----------------------------

          (a) Each Fund shall establish a bookkeeping Deferral Account to which will be credited an amount equal to the Trustee's Compensation Deferrals under this Agreement made with respect to Compensation earned from each such Fund. Compensation Deferrals shall be allocated to the Deferral Account on the first business day following the date such Compensation Deferrals are withheld from his or her Compensation. The Deferral Account shall be debited to reflect any distributions from such Accounts. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

          (b) As of each Valuation Date, income, gain and loss equivalents (determined as if the Deferral Account is invested in the manner set forth under Section 3.3, below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Trustee's Deferral Account.

     3.3  Investment of Deferral Account Balances.
          ---------------------------------------

          (a) (1) The Trustee may select, from various options made available by the Trust, the investment media in which all or part of his Deferral Account shall be deemed to be invested.

               (2) The Trustee shall make an investment designation on a form provided by the Treasurer of the Trust which shall remain effective until he or she makes another valid direction as herein provided. The Trustee may amend his or her investment designation as of the end of each calendar quarter by giving written direction to the Treasurer of the Trust at least thirty (30) days prior to the end of such calendar quarter. A timely change to his or her investment designation shall become effective on the first day of the calendar quarter following receipt by the Treasurer of the Trust.

               (3) The investment media deemed to be made available to the Trustee, and any limitation on the maximum or minimum percentages of his or her Deferral Account that may be invested in any particular medium, shall be the same as from time-to-time communicated to the Trustee by the Treasurer of the Trust.

          (b) Except as provided below, the Trustee's Deferral Account shall be deemed to be invested in accordance with his or her investment designations, provided such designations conform to the provisions of this Section. If -

               (1) the Trustee does not furnish the Treasurer of the Trust with complete, written investment instructions, or

               (2) the written investment instructions from the Trustee are unclear, then his or her election to make Compensation Deferrals hereunder shall be held in abeyance and have no force or effect until such time as he or she shall provide the Treasurer of the Trust with complete investment instructions. Notwithstanding the above, the Board, in its sole discretion, may disregard the Trustee's election and determine that all Compensation Deferrals shall be deemed to be invested in a money market fund selected by the Board. In the event that any fund under which any portion of the Trustee's Deferral Account is deemed to be invested ceases to exist, such portion of the Deferral Account thereafter shall be held in the successor to such fund, subject to subsequent deemed investment elections.

          The Fund shall provide an annual statement to the Trustee showing such information as is appropriate, including the aggregate amount in the Deferral Account, as of a reasonably current date.

4.   DISTRIBUTIONS FROM DEFERRAL ACCOUNTS
     ------------------------------------

     4.1  Payment Date and Methods.
          ------------------------

          (a)  Designation of Date. Each deferral direction given pursuant to
               -------------------
Section 3.1 shall include designation of the Payment Date for the value of the amount deferred. Such Payment Date shall be the first day of any calendar quarter, subject to the limitation set forth in paragraph 4.1 (c).

          (b)  Extension of Date.  One year before the Payment Date initially
               -----------------
designated pursuant to paragraph 4.1(a) above, the Trustee may irrevocably elect to extend such Payment Date to the first day of any calendar quarter, subject to the limitation set forth in paragraph 4.1(c).

          (c)  Limitation.  The Trustee shall select a Payment Date (or extended
               ----------
Payment Date) that is no sooner than the earlier of (i) the January 1 that follows the third anniversary of the Trustee's deferral election made pursuant to paragraph 4.1(a) or (b) or (ii) the January 1 of the year in which the Trustee retires.

          (d)  Methods of Payments.  Distributions from the Trustee's Deferral
               -------------------
Account shall be paid in cash. Except as may be elected pursuant to this paragraph, all amounts becoming payable under this Plan shall be paid in a single sum. A Trustee may elect, at the time a Payment Date is selected, to receive the amount which will become payable as of such Payment Date in generally equal quarterly installments over a period not to exceed ten (10) years. If such election is made, all undistributed amounts will continue to be invested in accordance with the Trustee's directions pursuant to the provisions of section 3.3.

          (e)  Irrevocability.  Except as provided in paragraph 4.1(b), a
               --------------
designation of a Payment Date and an election of installment payments shall be irrevocable;provided, however, that payment shall be made or begin on a different date as follows:

               (1) Upon the Trustee's death, payment shall be made in accordance with Section 4.2.

               (2) Upon the Trustee's ceasing to serve as Trustee of Trust, payment shall be made or begin within three months after the end of the calendar year in which such termination occurs in accordance with the method elected by him or her pursuant to paragraph 4.1(d), except that the Board, in its sole discretion, may accelerate the distribution of such Deferral Accounts.

               (3) Upon termination of this Agreement, payment shall be made in accordance with Section 5.2.

               (4) In the event of the liquidation, dissolution or winding up of a Fund or the distribution of all or substantially all of a Fund's assets and property to the shareholders of such Fund (for this purpose a sale, conveyance or transfer of a Fund's assets to a trust, partnership, association or corporation in exchange for cash, shares or other securities, with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of the

Fund, shall not be deemed a termination of the Fund or such a distribution), all unpaid balances of the Deferral Account related to such Fund as of the effective date thereof shall be paid in a lump sum on such effective date.

     4.2  Death Prior to Complete Distribution of Deferral Accounts. Upon the
          ---------------------------------------------------------
death of the Trustee prior to the commencement of the distribution of the amounts credited to his or her Deferral Account, the balance of such Accounts shall be distributed to his or her Beneficiary in a lump sum as soon as practicable after his or her death. In the event of the Trustee's death after the commencement of such distribution, but prior to the complete distribution of his or her Deferral Account, the balance of the amounts credited to his or her Deferral Account shall be distributed to his or her Beneficiary over the remaining period during which such amounts were distributable to him or her under Section 4.1 hereof. Notwithstanding the above, the Board, in its sole discretion, may accelerate the distribution of the Deferral Account.

     4.3  Designation of Beneficiary. For purposes of Section 4.2 hereof, the
          --------------------------
Trustee's Beneficiary shall be the person or persons so designated by him or her in a written instrument submitted to the Treasurer of the Trust. In the event he or she fails to properly designate a Beneficiary, his or her Beneficiary shall be the person or persons in the first of the following classes of successive preference Beneficiaries surviving at his or her death of: (1) his or her surviving spouse or (2) estate.

     4.4  Payments Due Missing Persons. The Trust shall make a reasonable effort
          ----------------------------
to locate all persons entitled to benefits under this Agreement. However, notwithstanding any provisions of this Agreement to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under this Agreement shall stand suspended. Before this provision becomes operative, the Trust shall send a certified letter to all such persons to their last known address advising them that their benefits under this Agreement shall be suspended. Any such suspended amounts shall be held by the Funds for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable) and thereafter, if unclaimed, such amounts shall be retained by the Fund.

5.   AMENDMENTS AND TERMINATION
     --------------------------

     5.1  Amendments.
          ----------

          (a) The Trust and the Trustee may, by a written instrument signed by, or on behalf of, such parties, amend this Agreement at any time and in any manner.

          (b) The Trust reserves the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Agreement by action of its Board for the purposes of complying with any provision of the Code or any other technical or legal requirements, provided that:

               (1) No such amendment shall make it possible for any part of Deferral Accounts to be used for, or diverted to, purposes other than for the exclusive benefit of the Trustee or his or her Beneficiaries, except to the extent otherwise provided in this Agreement; and

               (2) No such amendment may reduce the amount of the Trustee's Deferral Accounts as of the effective date of such amendment.

     5.2  Termination.  The Trustee and the Trust may, by written instrument
          -----------
signed by, or on behalf of, such parties, terminate this Agreement at any time. In the event of the termination of this Agreement, the Board, in its sole discretion, may choose to pay out the Trustee's Deferral Accounts prior to the designated Payment Dates. Otherwise, following a termination of the Plan, such Accounts shall continue to be maintained in accordance with the provisions of this Plan until the time they are paid out.

6.   MISCELLANEOUS.
     -------------

     6.1  Rights of Creditors.
          -------------------

          (a) This Agreement is unfunded. Neither the Trustee nor any other persons shall have any interest in any specific asset or assets of the Trust or its Funds by reason of any Deferral Account hereunder, nor any rights to receive distribution of his or her Deferral Account except and as to the extent expressly provided hereunder. The Funds shall not be required to purchase, hold or dispose of any investments pursuant to this Agreement; however, if in order to cover their obligations hereunder the Funds elect to purchase any investments the same shall continue for all purposes to be a part of the general assets and property of the Funds, subject to the claims of their general creditors and no person other than the Funds shall by virtue of the provisions of this Agreement have any interest in such assets other than an interest as a general creditor.

          (b) The rights of the Trustee and the Beneficiaries to the amounts held in the Deferral Account are unsecured and shall be subject to the creditors of the Funds. With respect to the payment of amounts held under the Deferral Account, the Trustee and his Beneficiaries have the status of unsecured creditors of the Funds. This Agreement is executed on behalf of the Trust by an officer, or other representative, of the Trust as such and not individually. Any obligation of the Funds hereunder shall be an unsecured obligation of the Funds and not of any other person.

     6.2  Agents.  The Trust may employ agents and provide for such clerical,
          ------
legal, actuarial, accounting, advisory or other services as it deems necessary to perform its duties under this Agreement. The Trust shall bear the cost of such services and all other expenses it incurs in connection with the administration of this Agreement.

     6.3  Liability and Indemnification. Except for its own gross negligence,
          -----------------------------
willful misconduct or willful breach of the terms of this Agreement, the Trust shall be indemnified and held harmless by the Trustee against liability or losses occurring by reason of any act or omission of the Trust or any other person.

     6.4  Incapacity.  If the Trust shall receive evidence satisfactory to it
          ----------
that the Trustee or any Beneficiary entitled to receive any benefit under the Agreement is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Trustee or Beneficiary and that no guardian, committee or other representative of the estate of the Trustee or Beneficiary shall have been duly appointed, the Trust may make payment of such benefit otherwise payable to the Trustee or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

     6.5  Cooperation of Parties.  All parties to this Agreement and any person
          ----------------------
claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.

     6.6  Governing Law.  This Agreement is made and entered into in the State
          -------------
of Maryland and all matters concerning its validity, construction and administration shall be governed by the laws of the State of Maryland.

     6.7  Nonguarantee of Trusteeship.  Nothing contained in this Agreement
          ---------------------------
shall be construed as a contract or guarantee of the right of the Trustee to be, or remain as, Trustee of the Trust or to receive any, or any particular rate of, Compensation from the Trust.

     6.8  Counsel.  The Trust may consult with legal counsel with respect to the
          -------
meaning or construction of this Agreement, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

     6.9  Spendthrift Provision.  The Trustee's and Beneficiaries' interests in
          ---------------------
the Deferral Accounts may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall render the Deferral Account immediately forfeitable.

     6.10 Notices.  For purposes of this Agreement, notices and all other
          -------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to the Trustee at the home address set forth in the Trust's records and to the Trust at the address set forth on the first page of this Agreement, provided that all notices to the Trust shall be directed to the attention of the Treasurer of the Trust or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     6.11 Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the Trust and the Trustee with respect to the payment of non-qualified elective deferred compensation by the Trust to him or her.

     6.12 Interpretation of Agreement.  Interpretations of, and determinations
          ---------------------------
(including factual determinations) related to, this Agreement made by the Trust in good faith, including any determinations of the amounts of the Deferral Account, shall be conclusive and binding upon all parties; and the Trust shall not incur any liability to the Trustee for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith.

     6.13 Successors and Assigns.  This Agreement shall be binding upon, and
          ----------------------
shall inure to the benefit of, the Trust and its successors and assigns and to the Trustee and his or her heirs, executors, administrators and personal representatives.

     6.14 Severability.  In the event any one or more provisions of this
          ------------
Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

     6.15 Actions by Board.  Any actions by the Board hereunder shall be taken
          ----------------
upon the majority vote of the members of the Board.

     6.16 Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   SIGNED:

_________________________          By:_______________________________
Witness

                                   RECEIVED:

                                   Morgan Grenfell Investment Trust

                                   By:_______________________________
                                   Name:
                                   Title:

                       MORGAN GRENFELL INVESTMENT TRUST
                        DEFERRED COMPENSATION AGREEMENT
                            DEFERRAL ELECTION FORM
                            ----------------------

TO:       Treasurer of Morgan Grenfell Investment Trust

FROM:

DATE:

          With respect to the Deferred Compensation Agreement (the "Agreement") dated as of ________________________ by and between the undersigned and Morgan Grenfell Investment Trust, I hereby make the following elections:

     Deferral of Compensation
     ------------------------

          Starting with Compensation to be paid to me with respect to services provided by me to the Trust, after the date this election Form is received by the Trust, I hereby elect that ______ percent (_____%) of my Compensation (as defined under the Agreement) be reduced and that each Fund establish a bookkeeping account credited with amounts equal to the amount of its share of such Compensation so reduced (the "Deferral Account"). The Deferral Account shall be further credited with income equivalents as provided under the Agreement. I understand that this election will remain in effect with respect to Compensation I earn in subsequent years unless I modify or revoke it. I further understand that such modification or revocation will be effective only prospectively and will apply commencing with the Compensation I earn in the calendar year that begins after the change is received by you.

          Payment Date:
          ------------

               I hereby designate________ (select the first month in any calendar quarter) in the year______ (select a year that is at least three years after the year this election is made) as the Payment Date for the amounts credited to my Deferral Account pursuand to the election made above. If I retire sooner, I [ ] do [ ] do not (check the appropriate box) want payment of such amounts to commence effective the January 1 following my retirement. I understand that amounts credited to my Deferral Account may be paid to me prior to the Payment Date as provided in the Agreement.

          Payment Method
          --------------

                  I hereby elect to receive the amounts credited to my Deferral Account in (check one)

        a single payment in cash

        annual installments for a period of____ (select no more than 10 years)

beginning within 30 days following the payment date selected above.

          I understand that the amounts credited to my Deferral Account shall remain the general assets of the Fund and that, with respect to the payment of such amounts, I am merely a general creditor of the Fund. I may not sell, encumber, pledge, assign or otherwise alienate the amounts credited to my Deferral Account.

          I hereby agree that the terms of the Agreement are incorporated herein and are made a part hereof. Dated as of the day and year first above written.

                                        SIGNED:

_________________________               By:___________________________
Witness

                                        RECEIVED:

                                        Morgan Grenfell Investment Trust

                                        By:___________________________
                                        Name:
                                        Title:

                       MORGAN GRENFELL INVESTMENT TRUST
                        DEFERRED COMPENSATION AGREEMENT
                           INVESTMENT DIRECTION FORM
                           -------------------------

TO:       Treasurer of Morgan Grenfell Investment Trust

FROM:

DATE:

          With respect to the Deferred Compensation Agreement (the "Agreement") dated as of the___ day of________________ by and between the undersigned and the Trust, I hereby elect that my Deferral Accounts under the Agreement be considered to be invested in the following Funds which are Series of Morgan Grenfell Investment Trust:

     ____________________________________________      ___________%
     ____________________________________________      ___________%
     ____________________________________________      ___________%
     ____________________________________________      ___________%
     ____________________________________________      ___________%

          I acknowledge that I may amend this Investment Agreement in the manner, and at such time, as permitted under the Agreement. Furthermore, I acknowledge that, pursuant to Section 3.3(b) of the Agreement, the Trust has reserved the right to disregard the elections made above to consider my Deferral Accounts to be deemed to be invested in a Fund of its choosing.

                                        SIGNED:

_________________________               By:___________________________
Witness

                                        RECEIVED:

                                        Morgan Grenfell Investment Trust

                                        By:___________________________
                                        Name:
                                        Title:

                       MORGAN GRENFELL INVESTMENT TRUST
                        DEFERRED COMPENSATION AGREEMENT
                         BENEFICIARY DESIGNATION FORM
                         ----------------------------

TO:       Treasurer of Morgan Grenfell Investment Trust

FROM:

DATE:

          With respect to the Deferred Compensation Agreement (the "Agreement") dated as of___________________ by and between the undersigned and the Trust, I hereby make the following beneficiary designations:

I.   Primary Beneficiary
     -------------------

          I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts held in my Deferral Accounts under the Agreement. In the event I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on an attachment to this form:

_________________________________________________________________
Name                                         Relationship

_________________________________________________________________
Address

_________________________________________________________________
City                       State             Zip

II.  Secondary Beneficiary
     ---------------------

          In the event I am not survived by any Primary Beneficiary, I hereby appoint the following as Secondary Beneficiary(ies) to receive death benefits under the Agreement. In the event I am survived by more than one Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on an attachment to this form:

_________________________________________________________________
Name                                         Relationship

_________________________________________________________________
Address

_________________________________________________________________
City                       State             Zip

          I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by a Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Agreement.

                                        SIGNED:

_________________________               By:___________________________
Witness


                                        RECEIVED:

                                        Morgan Grenfell Investment Trust

                                        By:___________________________
                                        Name:
                                        Title:

                          PAYMENT DATE ELECTION FORM
                     FOR PREVIOUSLY DEFERRED COMPENSATION
                     ------------------------------------

TO:       Treasurer of Morgan Grenfell Investment Trust

FROM:

DATE:

          With respect to the Deferred Compensation agreement (the "Agreement") by and between the undersigned and Morgan Grenfell Investment Trust, pursuant to which I have previously elected to defer Compensation,

          Payment Date Change:
          -------------------

               I hereby designate________ (select the first month in any calendar quarter) in the year______ (select a year that is at least two years after the year this election is made) as the Payment Date for the amounts previously credited to my Deferral Account and amounts subsequently credited thereto. If I reach the age of 72 (as defined in the Agreement) sooner, I do do not (check the appropriate box) want payment of such amount commence effective the January 1 following my birthday. I understand that amounts credited to my Deferral Account may be paid to me prior to the Payment Date as provided in the Agreement.

          Payment Method Change
          ---------------------

               I hereby elect to receive the amounts credited to my Deferral Account in (check one)

        a single payment in cash

        annual installments for a period of____ (select no more than 10 years)

          I understand that this change in payment method will not be given effect unless my Payment Date is at least one year from the date hereof and I do not cease to act in any capacity for the Funds within such year.

          I understand that I may amend this designation in the manner, and at such time, as permitted under the Agreement.

                                        SIGNED:

_________________________               By:______________________________
Witness

                                        RECEIVED:

                                        Morgan Grenfell Investment Trust

                                        By:_______________________________
                                        Name:
                                        Title:
                                        Date:_____________________________